UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2020

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-37858	47-5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.01 per share	CPHC	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Executive Officers

As described in Item 8.01 of this Form 8-K, effective April 1, 2020, Canterbury Park Holding Corporation (“Canterbury Park” or the “Company”) is temporarily placing on unpaid furlough all Canterbury Park employees, except for a limited number of key personnel required for basic ongoing maintenance, security and management needs. As part of this process, the salary of Company Chair, President and CEO Randall D. Sampson is being temporarily reduced by 50% and the salary of Company Chief Financial Officer Randy Dehmer is being temporarily reduced by 40%, but these two officers will continue to be employed on a full time basis. In addition, the Company has suspended the Company’s 2020 short-term incentive plan and its long-term incentive plan until there is more certainty about the Company’s reopening and future operations. The Company also expects to adjust its director compensation, but has not yet taken formal action.

Item 8.01 Other Events

Employee and Compensation Matters

On March 16, 2020, the Company announced that it was temporarily suspending all card casino, simulcast, and special events operations at Canterbury Park at noon on March 16, 2020 in response to concerns about the COVID-19 coronavirus. In a separate press also issued on March 16, 2020, the Company announced that in conjunction with these matters, the Company’s Board of Directors suspended declaring and paying the $0.07 quarterly cash dividend that would normally be paid in April 2020.

On April 1, 2020, the Company announced that all Canterbury Park employees, except for a limited number of key personnel required for basic ongoing maintenance, security and management needs, were being placed on an unpaid furlough. Canterbury Park will continue to pay the employer share of health, dental, vision and life insurance benefits for these furloughed employees. A copy of the press release announcing the employee furlough is attached as Exhibit 99.1.

All Company employees who are not being furloughed will be subject to a salary reduction that will vary based on a combination of the employee’s salary and the employee’s responsibilities during the temporary shutdown. The Company expects these salary reductions to remain in effect until the Company’s business operations begin to return to normal.

The Company’s Board has also suspended the 2020 short-term incentive plan and its long-term incentive plan until there is more certainty about the Company’s reopening and future operations.

Real Estate Matters

Although the Company temporarily suspended all card casino, simulcast, and special events operations at Canterbury Park on March 16, 2020, as the Company disclosed in its March 25, 2020 press release and its Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 26, 2020, the Company is continuing to pursue its real estate development efforts and expects to make announcements about these efforts later in 2020.

Item 9.01. Financial Statements and Exhibits.

(d.) Exhibits

99.1	Canterbury Park Holding Company Press Release dated April 1, 2020, announcing temporary employee furloughs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: April 1, 2020	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer